Exhibit 99.1

For Information
James R. Edwards
303-861-8140

FOR IMMEDIATE RELEASE

SM ENERGY SCHEDULES SECOND QUARTER

2012 EARNINGS CONFERENCE CALL

DENVER, CO — July 16, 2012 - SM Energy Company (NYSE: SM) is scheduled to release details regarding its earnings for the second quarter of 2012 after the close of trading on August 1, 2012.  A teleconference to discuss these results and other operational matters is scheduled for August 2, 2012, at 8:00 a.m. Mountain time (10:00 a.m. Eastern time). The call participation number is 877-445-0811 and the conference ID number is 10490818. An audio replay of the call will be available approximately two hours after the call at 855-859-2056, with the conference ID number 10490818.  International participants can dial 617-401-8115 to take part in the conference call, using the conference ID number 10490818, and can access a replay of the call at 404-537-3406, using conference ID number 10490818.  Replays can be accessed through August 16, 2012.

This call is being webcast live and can be accessed at SM Energy Company’s website at www.sm-energy.com.  An audio recording of the conference call will be available at that site through August 16, 2012.

ABOUT THE COMPANY

SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in onshore North America.  SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm-energy.com.